Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-166176) and Form S-8 (No. 33-37867, 33-51189, 33-54347, 33-54453,
33-61561, 333-90761, 333-62004, 333-127246, 333-138577, 333-146068, 333-148334, 333-152344 and 333-161939) of Thermo Fisher Scientific Inc. of our report dated February 29,
2012 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this
Form 10-K.

PricewaterhouseCoopers LLP
Boston, Massachusetts
February 29, 2012